Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Sanofi Action 2016 Shareholding Plan, of our reports dated March 3, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Sanofi’s Annual Report on Form 20-F for the year ended December 31, 2015.

Neuilly-sur-Seine

May 9, 2016

PricewaterhouseCoopers Audit

/s/ Philippe Vogt
Philippe Vogt